UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Union Street, Suite 810

Seattle, Washington 98101

(Address of principal executive office)

(206) 903-1351

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01 Other Events

On March 8, 2022, Know Labs, Inc. a Nevada corporation (the “Company”), announced the Company’s outlook for 2022 and outlined preparations for a pre-submission meeting with the FDA. Know Labs is currently conducting an internal clinical trial of Bio-RFIDTM, its proprietary technology that has the potential to transform non-invasive medical diagnostics. Additionally, Know Labs plans to partner with a leading medical research institution to secure institutional validation for Bio-RFID with human subjects, which will help the company further demonstrate its technology and collect additional data for a pre-submission meeting with the FDA. In parallel to these activities, Know Labs will be completing the working prototype of its first product, the KnowUTM non-invasive glucose monitor. This unit and subsequent devices will be manufactured by the company’s manufacturing partner, Racer Technologies. As Know Labs prepares for FDA clinical trials, the company has selected the regulatory pathway it intends to pursue and present to the FDA in a pre-submission meeting.

To support its plan for 2022, Know Labs will make several strategic hires on its research and development, product development, corporate development, and regulatory teams. While the company will not require additional funding this year, it continues to work toward an uplist to a major national exchange, which could become a source of additional capital.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated March 8, 2022. Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: KNOW LABS, INC.

Date: March 8, 2022	By:	/s/ Ronald P. Erickson
Ronald P. Erickson
Chairman of the Board

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